UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 24, 2018

BROOKFIELD DTLA FUND
OFFICE TRUST INVESTOR INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36135	04-2616226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Brookfield Place, 250 Vesey Street,
15th Floor, New York, New York 10281
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code)

(212) 417-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On April 24, 2018, Brookfield DTLA Fund Office Trust Investor Inc. (“Brookfield DTLA”) announced that it will host a market update session in Los Angeles on Wednesday, May 9, 2018. Brookfield DTLA executives will offer insight into the downtown Los Angeles office market and provide updates to Brookfield DTLA’s property portfolio. The event will be held at Brookfield’s Los Angeles office located at 601 S. Figueroa Street from 9:00 a.m. until 11:45 a.m. at which time lunch will be served.

A similar Los Angeles market update session for Brookfield DTLA investors will be offered in New York City on May 24, 2018 at 11:00 a.m. E.T.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1 — Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

	By:	/s/ Michelle L. Campbell
		Name:	Michelle L. Campbell
Dated: April 24, 2017		Title:	Senior Vice President, Secretary